Exhibit 24(b)(11)


                       INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the use of our report dated July 27, 1995 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of The Registration Statement.



/s/ KPMG Peat Marwick
-----------------------------
KPMG Peat Marwick LLP


Denver, Colorado
October 24, 1995







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